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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-A


               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                              U.S. RENTALS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                                       94-3061974
----------------------------                      ------------------------
  (State of incorporation                              (I.R.S. Employer
     or organization)                                 Identification No.)


                         1581 CUMMINS DRIVE, SUITE 155
                           MODESTO, CALIFORNIA  95358
            ------------------------------------------------------
               (Address of principal executive offices, Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:



    Title of Each Class                 Name of Each Exchange on which
    to be so Registered                 Each Class is to be Registered
    --------------------                ------------------------------
    COMMON STOCK                        NEW YORK STOCK EXCHANGE
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Item 1.  Description of Registrant's Securities to Be Registered.
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         The information included under the heading "Description of Capital
Stock" including subheadings "Common Stock", "Preferred Stock", "Certain Provisions of Delaware Law", "Limitation of Liability and Indemnification Matters Agreements", and "Certain Anti-Takeover Effects" of the Registration Statement on Form S-1 of U.S. Rentals, Inc. (Registration No. 333-17783), as amended (the "Registration Statement") is incorporated herein by reference. The final Prospectus to be filed by U.S. Rentals, Inc. pursuant to Rule 424(b) is also deemed incorporated by reference herein upon such filing.


Item 2.  Exhibits.
-----------------

         All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

                                       2
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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 U.S. RENTALS, INC.



Date:  January 6, 1997         By:  /s/ John McKinney
                                   __________________________
                               Name:  John McKinney
                               Title: Chief Financial Officer and
                                      Assistant Secretary

                                      S-1